Exhibit 10.3
HOLLY CORPORATION
EMPLOYEE
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (the “Agreement”) is made and entered into by and between HOLLY CORPORATION, a Delaware corporation (the “Company”), and                                                              (the “Employee”). If the Employee presently is or subsequently becomes employed by a subsidiary of the Company, the term “Company” shall be deemed to refer collectively to the Company and the subsidiary or subsidiaries which employ the Employee. This Agreement is effective as of the 7th day of March, 2008 (the “Date of Grant”).
WITNESSETH:
     WHEREAS, the Company has adopted the HOLLY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN (the “Plan”) to attract, retain and motivate employees, directors and consultants; and
     WHEREAS, the Company believes that entering into this Agreement with the Employee is consistent with the stated purposes for which the Plan was adopted.
     NOW, THEREFORE, it is agreed by and between the Company and the Employee, in consideration of services rendered by the Employee, as follows:
     1. Grant. The Company hereby grants to the Employee as of the Date of Grant an award of                      Shares (as defined in the Plan), subject to the terms and conditions set forth in this Agreement, including, without limitation, those described in Section 5 (the “Restricted Shares”).
     2. Restricted Shares. The Company shall issue in the Employee’s name the Restricted Shares and such Restricted Shares shall be held for the Employee in book entry form by the Company’s transfer agent with a notation that the shares are subject to restrictions. The Employee hereby agrees that the Restricted Shares shall be held subject to restrictions as provided in the Agreement until such time as the Restricted Shares become Vested Shares (as defined in Section 4 below). The Employee hereby agrees that if part or all of the Restricted Shares are forfeited pursuant to this Agreement, the Company shall have the right to direct the Company’s transfer agent to cancel such forfeited Restricted Shares or, at the Company’s election, transfer such Restricted Shares to the Company or to any designee of the Company.
     3. Rights of Employee. Effective as of the Date of Grant, the Employee is a stockholder with respect to all of the Restricted Shares granted to him/her pursuant to Section 1 and has all of the rights of a stockholder with respect to all such Restricted Shares, including the right to vote such Restricted Shares and the right to receive all dividends and other distributions paid with respect to such Restricted Shares; provided, however, that such Restricted Shares shall be subject to the restrictions hereinafter described, including, without limitation, those described in Section 5.

     4. Forfeiture and Expiration of Restrictions.
     (a) The Employee shall forfeit to the Company (i) all of the Restricted Shares immediately and without any payment to the Employee whatsoever if the Employee’s employment with the Company or a subsidiary of the Company is terminated before January 1, 2009 for any reason other than death, total and permanent disability, or retirement, as provided in Section 4(b) below, and (ii)two-thirds (2/3) of the Restricted Shares if the Employee’s employment with the Company or a subsidiary of the Company is so terminated after December 31, 2008 and before January 1, 2010, and (iii) one-third (1/3) of the Restricted Shares if the Employee’s employment with the Company or a subsidiary of the Company is so terminated after December 31, 2009 and before January 1, 2011. After December 31, 2008, one-third (1/3) of the Restricted Shares will be fully vested and nonforfeitable, and after December 31, 2009, two-thirds (2/3) of the Restricted Shares shall be fully vested and nonforfeitable, and after December 31, 2010 all Restricted Shares shall be fully vested and nonforfeitable (“Vested Shares”).
     (b) In the event of the Employee’s (i) death, (ii) total and permanent disability as determined by the Compensation Committee (the “Committee”) in its sole discretion, or (iii) retirement after attaining the normal retirement age of 62 or retirement after attaining an earlier retirement age approved by the Committee, in its sole discretion, before lapse of all restrictions pursuant to Section 4(a) above, the Employee shall forfeit a number of Restricted Shares equal to the number of Restricted Shares specified in Section 1 times the percentage that the period of full months beginning on the first day of the calendar month following the date of death, disability or retirement and ending on December 31, 2010 bears to thirty-six (36) and any remaining Restricted Shares that are not vested shall become Vested Shares; provided, however, that any fractional shares will be forfeited to the Company. In its sole discretion, the Committee may decide to vest all of the Restricted Shares in lieu of the prorated number of Restricted Shares as provided in this Section 4(b). Unless the Committee determines otherwise, in its sole discretion, the Employee or the Employee’s beneficiary or estate will have no right to any Restricted Shares that remain subject to restrictions, and those Restricted Shares will be forfeited.
     (c) In the event of a “Special Involuntary Termination” as defined in Section 4(d)(vi) before lapse of all restrictions pursuant to Section 4(a) above, all restrictions described in Section 5 shall lapse and the Restricted Shares will become Vested Shares and the Company shall deliver the Vested Shares to the Employee as soon as practicable thereafter.
     (d) Definitions. For purposes of Section 4(c) above,
     (i) “Change in Control” shall mean:
     A. Any “Person” (as defined in Section 4(d)(ii) below), other than (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its “Affiliates” (as defined in Section 4(d)(v) below), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as defined in Section 4(d)(iii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities, or more than forty percent (40%) of the then outstanding common stock of the Company, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 4(d)(i)(C)(I) below.
     B. The individuals who as of the Date of Grant constitute the Board of Directors of the Company and any “New Director” (as defined in Section 4(d)(iv) below) cease for any reason to constitute a majority of the Board of Directors.
     C. There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:
     (I) the merger or consolidation results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
     (II) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities.
     D. The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least sixty percent (60%) of the combined voting power of the voting securities of which is owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
     (ii) “Person” shall have the meaning given in section 3(a)(9) of the Securities Exchange Act of 1934 (the “1934 Act”) as modified and used in sections 13(d) and 14(d) of the 1934 Act.
     (iii) “Beneficial Owner” shall have the meaning provided in Rule 13d-3 under the 1934 Act.
     (iv) “New Director” shall mean an individual whose election by the Company’s Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.
     (v) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under section 12 of the 1934 Act.
     (vi) “Special Involuntary Termination” shall mean the occurrence of (1) or (2) below within sixty (60) days prior to, or at any time after, a “Change in Control” (as defined in Section 4(d)(i)), where (1) is termination of the Employee’s employment with the Company (including subsidiaries of the Company) by the Company for any reason other than “Cause” (as defined in Section 4(d)(vii)) and (2) is a resignation by the Employee from employment with the Company (including subsidiaries of the Company) within ninety (90) days after an “Adverse Change” (as defined in Section 4(d)(viii)) by the Company (including subsidiaries of the Company) in the terms of the Employee’s employment.
     (vii) “Cause” shall mean:

     A. An act or acts of dishonesty on the part of the Employee constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company;
     B. Gross or willful and wanton negligence in the performance of the Employee’s material and substantial duties of employment with the Company; or
     C. Conviction of a felony involving moral turpitude.
The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.
     (viii) “Adverse Change” shall mean (A) a change in the city in which the Employee is required to work regularly, (B) a substantial increase in travel requirements of employment, (C) a substantial reduction in duties of the type previously performed by the Employee, or (D) a significant reduction in compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to executives of the Company or its successor.
     5. Limitations on Transfer. The Employee agrees that he shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of) any Restricted Shares hereby acquired prior to the expiration of the relevant restrictions imposed by this Section 5 which expiration shall be determined pursuant to Section 4 of this Agreement. Any attempted disposition of the Restricted Shares in violation of the preceding sentence shall be null and void, and the Company shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder thereof. Notwithstanding the foregoing, part or all of the Restricted Shares or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction; provided, however, such Restricted Shares shall continue to be held pursuant to Section 2 of this Agreement, and the transferee under the domestic relations order shall agree that the Restricted Shares so transferred shall continue to be subject to the terms of this Agreement, including forfeiture in accordance with Section 4(a) of this Agreement and pro rata forfeiture in accordance with Sections 4(a) and (b) of this Agreement.
     6. Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by the Employee during his life other than by will or pursuant to applicable laws of descent and distribution. Any rights and privileges of the Employee in connection herewith shall not be transferred, assigned, pledged or hypothecated by the Employee or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the Restricted Shares or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction, subject to the limitations on such transfer described in Section 5.
     7. Adjustment of Restricted Shares. The number of Restricted Shares granted to the Employee pursuant to this Agreement shall be adjusted to reflect stock dividends, stock splits or other changes in the capital structure of the Company, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different shares or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the shares with respect to which they were distributed or issued. In the event that the outstanding Shares (as defined in the Plan) of the Company are exchanged for a different number or kind of shares or other securities, or if additional, new or different shares are distributed with respect to the Shares (as defined in the Plan) through merger, consolidation, or sale of all or substantially all of the assets of the Company, each remaining share subject to this Agreement shall have substituted for it a like number and kind of shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
     8. Delivery of Vested Shares. No Vested Shares shall be delivered pursuant to this Agreement until the approval of any governmental authority required in connection with this Agreement, or the issuance of Vested Shares hereunder, has been received by the Company. The Committee will delay delivery of Vested Shares until the restrictions of Section 5 lapse.
     9. Securities Act. The Company shall have the right, but not the obligation, to cause the Restricted Shares to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any Vested Shares of stock hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.
     10. Federal and State Taxes. The Employee may incur certain liabilities for Federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. If the Employee makes the election permitted by section 83(b) of the Internal Revenue Code, the taxes shall be due and payable for the year in which this Agreement is executed. If the Employee does not make such election, the taxes shall be payable for the year in which the restrictions lapse pursuant to Section 4. Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, if any, the Employee shall either pay to the Company, in cash or by certified or cashier’s check, an amount equal to the taxes required to be paid on such transaction, or the Employee shall authorize the Company to withhold from monies owing by the Company to the Employee an amount equal to the amount of federal, state or local taxes required to be withheld. Authorization of the Employee to the Company to withhold taxes pursuant to this Section 10 shall be in form and content acceptable to the Committee. An authorization to withhold taxes pursuant to this provision shall be irrevocable unless and until the tax liability of the Employee has been fully paid. In the event that the Employee fails to make arrangements that are acceptable to the Committee for providing to the Company, at the time or times required, the amounts of federal, state and local taxes required to be withheld with respect to the Restricted Shares granted to the Employee under this Agreement, the Company shall have the right to purchase at current market price as determined by the Committee and/or to sell to one or more third parties in either market or private transactions sufficient Vested Shares to provide the funds needed for the Company to make the required tax payment or payments.
     11. Definitions; Copy of Plan. To the extent not specifically provided herein, all terms used in this Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Employee acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
     12. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Employee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
     13. No Right to Continued Employment. This Agreement shall not be construed to confer upon the Employee any right to continue as an Employee of the Company and shall not limit the right of the Company, in its sole discretion, to terminate the service of the Employee at any time.
     14. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.
     15. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Employee. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.
     16. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.
     17. No Guarantee of Interests. The Board and the Company do not guarantee the Shares (as defined in the Plan) from loss or depreciation.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has set his hand effective as of the date and year first above written.

HOLLY CORPORATION
By:
Matthew P. Clifton
Chief Executive Officer

By:
Employee